UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.1 )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

HEAT BIOLOGICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Explanatory Note:

This Amendment No. 1 (this “Amendment No. 1”) to the Definitive Proxy Statement that was filed with the Securities and Exchange Commission on July 27, 2020 (the “Original Filing”) amends and restates the Original Filing to reflect the issuance on July 28, 2020 of an option to purchase 2,000,000 shares of our common stock under our 2018 Stock Incentive Plan (the “2018 Plan”) as partial fulfillment of a contractual obligation with respect to a milestone which has been met and our intent with respect to future issuances under the 2018 Plan resulting from such obligation.

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

July 29, 2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Heat Biologics, Inc.:

We hereby notify you that the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting” or “Annual Meeting”) of Heat Biologics, Inc., a Delaware corporation (the “Company”), will be held on August 21, 2020 beginning at 10:00 a.m. Eastern Time, at the Company’s offices, 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560, for the following purposes:

(1)

to elect the four (4) nominees for director named herein to our Board of Directors (the “Board” or “Board of Directors”) to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2020;
(3)

to approve an amendment to our 2018 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan by an additional 15,000,000 shares of common stock; and

(4)	to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on July 9, 2020 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of our 2020 Annual Meeting. The list of the stockholders of record as of the close of business on July 9, 2020 will be made available for inspection at the meeting and will be available for the ten days preceding the meeting at the Company’s offices located at 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 21, 2020

On or about July 30, 2020, we will begin mailing this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS.  IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS AND SUCH MATERIALS WILL BE SENT TO YOU.

By order of the Board of Directors, Jeffrey Wolf Chairman, Chief Executive Officer and President

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on August 21, 2020

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.0002 par value per share, of Heat Biologics, Inc., a Delaware corporation (referred to as “Heat,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors of Heat (the “Board” or “Board of Directors”) of proxies to be voted at our 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting” or “Annual Meeting”) to be held on August 21, 2020, beginning at 10:00 a.m., local time at Heat’s offices located at 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560, and at any adjournment or postponement of our 2020 Annual Meeting.

The purpose of the 2020 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting. The Board of Directors knows of no other business that will come before the 2020 Annual Meeting.

The Board of Directors is soliciting votes (1) FOR each of the four (4) nominees named herein for election to the Board of Directors; (2) FOR the ratification of the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for our fiscal year ending on December 31, 2020; and (3) FOR the approval of an amendment to our 2018 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan by an additional 15,000,000 shares of common stock (the “Amendment”).

ANNUAL MEETING ADMISSION

All stockholders as of the record date are welcome to attend the 2020 Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our common stock on the record date. This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2020 Annual Meeting, you will be required to present proof of your ownership of our common stock on the record date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the 2020 Annual Meeting.

No cameras, recording equipment or electronic devices will be permitted in the 2020 Annual Meeting.

Information on how to obtain directions to attend the 2020 Annual Meeting is available at: www.heatbio.com.

HOW TO VOTE

Stockholders of Record

If your shares are registered directly in your name with Heat’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record” of those shares and the proxy statement is being sent directly to you by Heat. If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the 2020 Annual Meeting. If you choose to have your shares voted by proxy, you may submit a proxy by using the internet (please visit www.proxyvote.com and follow the instructions), by telephone, or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the 2020 Annual Meeting in accordance with your instructions.

Beneficial Owners of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and the proxy statement is being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the 2020 Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the 2020 Annual Meeting, you may instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

Submit a Proxy by Mail

If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

Submit a proxy by Internet or Telephone

If you choose to submit a proxy by internet, go to www.proxyvote.com to complete an electronic proxy card.  Have your proxy card or voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by telephone call 1-800-690-6903 and follow the instructions. Your internet or telephonic vote must be received by 11:59 p.m. Eastern Time on August 20, 2020 to be counted.

Voting at the Annual Meeting

Submitting a proxy by mail, internet or telephone will not limit your right to vote at the 2020 Annual Meeting if you decide to attend in person.

ADDITIONAL INFORMATION ABOUT VOTING

Q:	What information is contained in the proxy statement?

A:

The information included in this proxy statement relates to the proposals to be voted on at the 2020 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:	How do I get electronic access to the proxy materials?

A:	This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.heatbio.com.

Q:	What items of business will be voted on at the 2020 Annual Meeting?

A:

The three (3) items of business scheduled to be voted on at the 2020 Annual Meeting are: (1) the election of the four (4) nominees named herein as directors; (2) the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending on December 31, 2020; and (3) the approval of the Amendment. We will also consider any other business that properly comes before the 2020 Annual Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:

The Board of Directors recommends that you vote your shares (1) FOR each of the nominees named herein for election to the Board of Directors; (2) FOR the ratification of the appointment of BDO as our independent registered public accounting firm for our fiscal year ending on December 31, 2020; and (3) FOR the approval of the Amendment.

Q:	What shares can I vote?

A:

You may vote or cause to be voted all shares owned by you as of the close of business on July 9, 2020, the record date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holder. If your shares are registered directly in your name on the books of Heat maintained with Heat’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the “record holder” of those shares, and the proxy statement is sent directly to you by Heat. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the 2020 Annual Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and the proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the 2020 Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the 2020 Annual Meeting you may instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered routine, such as the ratification of the appointment of independent auditors. The uncontested election of directors and the approval of the amendment to the Heat Biologics, Inc. 2018 Stock Incentive Plan are not considered routine matters; and, therefore, brokers do not have the discretion to vote on those proposals. If you hold your shares in street name and you do not instruct your broker how to vote in these matters not considered routine, no votes will be cast on your behalf. These “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal.

Q:	Can I change my vote or revoke my proxy?

A:

You may change your vote or revoke your proxy at any time before the final vote at the 2020 Annual Meeting. To change your vote or revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Heat Biologics, Inc., 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560; (2) submit a later-dated proxy (either by mail, internet or telephone), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date; or (4) by appearing at the 2020 Annual Meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request.

For shares you hold beneficially, you should follow the instructions provided by your broker, bank or nominee.

Q:	Who can help answer my questions?

A:

If you have any questions about the 2020 Annual Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Heat Biologics, Inc., at 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560 or by phone at (919) 240-7133.

Q:	How are votes counted?

A:	In the election of directors, you may vote FOR all of the four (4) nominees named herein or you may direct your vote to be WITHHELD with respect to any one or more of the four nominees.

If you provide specific instructions, your shares will be voted as you instruct. If you are a record holder and you submit your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely (1) FOR each of the four (4) nominees for election to the Board of Directors; (2) FOR the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2020; and (3) FOR the approval of the Amendment.  If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Q:	What is a quorum and why is it necessary?

A:

Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of one third of our shares of common stock outstanding and entitled to vote on July 9, 2020 are necessary to constitute a quorum. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or, in the case of a beneficial owner, one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the 2020 Annual Meeting. Broker non-votes (which result when your shares are held in “street name”, and you do not tell the nominee how to vote your shares and the nominee does not have discretion to vote such shares or declines to exercise discretion on a particular matter) are treated as present for purposes of determining whether a quorum is present at the meeting. If there is no quorum, the chairperson of the meeting or the stockholders entitled to vote at the meeting present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Q:	What is the voting requirement to approve each of the proposals?

A:

For Proposal 1 (the election of directors), the four (4) persons named herein receiving the highest number of FOR votes (from the holders of votes of shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on the election of directors) will be elected.  Only votes FOR or WITHHELD will affect the outcome.  Abstentions and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote.  You do not have the right to cumulate your votes.

To be approved, Proposal 2, which relates to the ratification of the appointment of BDO, as our independent registered public accounting firm for the year ending December 31, 2020, must receive FOR votes from the holders of a majority of the votes cast at the 2020 Annual Meeting. Abstentions are not votes cast and therefore will have no effect on the outcome of this proposal.  Although none are expected to exist in connection with Proposal 2 since this is a routine matter for which brokers have discretion to vote if beneficial owners do not provide voting instructions, broker non-votes, if any, are not votes cast and therefore will have no effect on the outcome of this proposal. This vote is advisory, and therefore is not binding on us, the Audit Committee or the Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

To be approved, Proposal 3, which relates to the approval of an increase in the number of shares of common stock that may be granted under our 2018 Stock Incentive Plan, must receive FOR votes from the holders of a majority of the votes cast at the 2020 Annual Meeting. Abstentions and broker-non-votes are not votes cast and therefore will have no effect on the outcome of this proposal.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker or nominee is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only routine matter to be submitted to our stockholders at the 2020 Annual Meeting is Proposal 2. If you do not direct your broker how to vote for a director in Proposal 2 your broker may exercise discretion and your broker may vote your shares on that proposal in its discretion. Therefore, it is important that you provide voting instructions to your broker or other nominee, if you wish to determine the voting of your shares. None of our other proposals are routine matters. Accordingly, if you do not direct your broker how to vote for a director in Proposal 1 or how to vote for Proposal 3 your broker may not exercise discretion and may not vote your shares on that proposal.

We recommend you to vote FOR all three (3) proposals.

Q:	What should I do if I receive more than one proxy statement?

A:

You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. Please follow the voting instructions on all of the proxy statements to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the 2020 Annual Meeting?

A:

We intend to announce preliminary voting results at the 2020 Annual Meeting and publish final results in a Current Report on Form 8-K, which we expect will be filed within four (4) business days of the 2020 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2020 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	What happens if additional matters are presented at the 2020 Annual Meeting?

A:

Other than the three (3) items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2020 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. Jeffrey Wolf, our Chief Executive Officer, and Mr. William Ostrander, our Vice President of Finance, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2020 Annual Meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:	How many shares are outstanding and how many votes is each share entitled?

A:

Each share of our common stock that is issued and outstanding as of the close of business on July 9, 2020, the record date, is entitled to be voted on all items being voted on at the 2020 Annual Meeting, with each share being entitled to one vote on each matter.  As of the record date, July 9, 2020, 118,561,978 shares of common stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Heat or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the 2020 Annual Meeting?

A:

The Board of Directors is making this solicitation on behalf of Heat, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. In addition, we have retained D. F. King & Co., Inc. to aid in the solicitation of proxies for this year. We will pay D. F. King & Co., Inc. fees of not more than $7,500 plus expense reimbursement for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards. Please contact (866) 796-7186 with any questions you may have regarding our proposals.

Q:	When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A:

To be considered for inclusion in next year’s proxy materials pursuant to SEC Rule 14a-8, your proposal must be submitted in writing by March 31, 2021, to the attention of the Corporate Secretary of Heat Biologics, Inc. at 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560. If you wish to submit a proposal (including a director nomination) at the meeting that is to be included in next year’s proxy materials, you must do so in accordance with Heat’s amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See also “Stockholder Proposals for the 2021 Annual Meeting” elsewhere in this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, has nominated for annual election as director each of the individuals identified below, all of whom are incumbent directors.

THE NOMINEES

Name	Age	Position	Served as a Director Since
Jeffrey Wolf	57	Chairman of the Board of Directors, Chief Executive Officer and President	2008
John Monahan, Ph.D.	73	Director	2009
John K.A. Prendergast, Ph.D.	66	Director (Lead Director)	2016
Edward B. Smith, III	45	Director	2010

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE ELECTION

OF EACH OF THESE NOMINEES

Currently, the Board of Directors consists of four (4) members: Jeffrey Wolf (Chairman), John Monahan, Ph.D., John K.A. Prendergast, Ph.D. (Lead Director) and Edward B. Smith, III. All of the current members have been nominated by the Board of Directors of Heat for the election as directors of Heat. The Board of Directors believes that it is in the best interests of Heat to elect the above-described nominees, each to serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. All the nominees have consented to being named in this proxy statement and to serve as a director if elected. At the time of the 2020 Annual Meeting, if any of the nominees named above is not available to serve as director (an event that the Board of Directors does not currently have any reason to anticipate), all proxies may be voted for any one or more other persons that the Board of Directors designates in their place.  It is the intention of the persons named as proxies to vote all shares of common stock for which they have been granted a proxy for the election of each of such replacement nominees.  Directors elected at the Annual Meeting shall serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

The Board believes that each of the nominees is highly qualified to serve as a member of the Board and each has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Nominating and Governance Committee seeks candidates with certain qualities that it believes are important, including experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, those criteria and qualifications described in each director’s biography below and such other relevant factors that the Nominating and Governance Committee considers appropriate in the context of the needs of the Board of Directors.

DIRECTOR INDEPENDENCE

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”). Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s Board of Directors and all members of our Audit, Compensation and Nominating and Governance Committees must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (2) be an affiliated person of the listed company or any of its subsidiaries.

The Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that Dr. Monahan, Dr. Prendergast and Mr. Smith, representing three of our four directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq.

We currently have: (1) an Audit Committee comprised of Dr. Monahan, Dr. Prendergast and Mr. Smith, each of whom are deemed to be independent in accordance with the Nasdaq definition of independence, satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act as well as qualify as “audit committee financial experts” as that term is used in Item 407 of Regulation S-K; (2) a Compensation Committee comprised of Dr. Monahan, Dr. Prendergast, and Mr. Smith, each of whom is deemed to be independent in accordance with the Nasdaq definition of independence and satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act; and (3) a Nominating and Governance Committee comprised of Dr. Monahan, Dr. Prendergast, and Mr. Smith, each of whom is deemed to be independent in accordance with the Nasdaq definition of independence.

The Board annually determines the independence of directors based on a review by the directors and the Nominating and Governance Committee. No director is considered independent unless the Board of Directors has determined that he or she has no material relationship with us.

INFORMATION ABOUT THE NOMINEES

Set forth below are summaries of the background, business experience and descriptions of the principal occupation for at least the past five years of each of the Company’s current nominees for election as directors:

Jeffrey Wolf, Chairman of the Board of Directors, Chief Executive Officer and President

Mr. Wolf has served our Chairman of the Board of Directors, Chief Executive Officer and President since our inception. He founded Heat Biologics in August 2008. Mr. Wolf served, from June 1997 to March 2011, as managing director at Seed-One Ventures, LLC a venture firm focused on launching and growing exceptional healthcare companies from the ground up. Since founding Seed-One, Mr. Wolf has founded and run several biomedical companies. Mr. Wolf’s start-ups include Avigen, a gene therapy company where he was a co-founder and director; TyRx Pharma, a company focused on the development of bio-compatible polymers where he was a co-founder and Chairman; and EluSys Therapeutics, a company focused on the development of a novel technology to remove blood-borne pathogens where he was a co-founder, Chairman and Chief Executive Officer. Mr. Wolf received his M.B.A. from Stanford Business School, his J.D. from New York University School of Law and his B.A. from the University of Chicago, where he graduated with honors in Economics. Mr. Wolf serves as a director of several Seed-One portfolio companies and serves as a director of Synthetic Biologics, Inc. (NYSE American: SYN), a clinical stage company developing therapeutics to protect the gut microbiome.

We selected Mr. Wolf to serve on our Board as our Chairman because he brings to the board extensive knowledge of the pharmaceutical and biotechnology industries. Having served in senior corporate positions in several biomedical companies, he has a vast knowledge of the industry and brings to the board significant executive leadership and operational experience. His business experience provides him with a broad understanding of the operational, financial and strategic issues facing public companies and his service on other public company boards provides him with extensive corporate governance knowledge.

John Monahan, Ph.D., Director

Dr. Monahan has served on our Board since November 2009 and is currently a scientific advisory consultant to Synthetic Biologics, Inc., a clinical stage company developing therapeutics to protect the gut microbiome (NYSE American: SYN) and from 2010 through 2015 he was the Senior Executive Vice President of Research & Development at Synthetic Biologics, Inc. Dr. Monahan Co-Founded Avigen Inc. (Nasdaq: AVGN) in 1992, a company which has become a leader in its sector for the development of novel pharmaceutical products for the treatment of serious human diseases. Over a 12 year period as CEO of Avigen he raised over $235M in several private and public financings including its IPO. From 1989‑1992, he was VP of R&D at Somatix Therapy Corp., Alameda, CA and from 1985‑1989 he was Director of Molecular & Cell Biology at Triton Biosciences Inc., Alameda, CA. Prior to that from 1982‑1985, he was Research Group Chief, Department of Molecular Genetics, Hoffmann-LaRoche, Inc. Nutley, NJ, and from 1975 to 1977 he was an Instructor at Baylor College of Medicine, Houston TX. He received his Ph.D. in Biochemistry from McMaster University, Canada and his B.Sc. from University College Dublin, Ireland. Dr. Monahan was also a Scientific Advisory Board member of Agilis Biotherapeutics (recently merged into PTC Therapeutics), from 2014 to 2019. He is also a board member of the biotech company Anixa Biosciences, Inc. (formerly known as ITUS Corporation)(Nasdaq: ANIX) and also a board member of a number of Irish biotech companies including Genable, Cellix, Luxcel, and GK Technologies. He was also a director of Tacere Therapeutics, Inc., a privately held biotechnology company, from 2006 to 2012.

We selected Dr. Monahan to serve on our Board because he brings extensive knowledge of the pharmaceutical and biologics industry. Having served in senior corporate positions in many medical companies he has a vast knowledge of the industry.

John K. A. Prendergast, Ph.D., Lead Director

Dr. Prendergast has served on our Board since April 2016. Dr. Prendergast is co-founder of Palatin Technologies, Inc. (“Palatin”), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential (NYSE American: PTN). Dr. Prendergast has been Chairman of the Board of Palatin since June 14, 2000, and a director since August 1996. Dr. Prendergast has been president and sole stockholder of Summercloud Bay, Inc., an independent consulting firm providing services to the biotechnology industry, since 1993. Dr. Prendergast is also a director and non-executive chairman of Recce Pharmaceuticals Ltd., a publicly traded Australian pharmaceutical company developing antibiotic drugs. He was previously a member of the board of the life science companies AVAX Technologies, Inc., Avigen, Inc. and MediciNova, Inc. and previously executive chairman of the board of directors of Antyra, Inc., a privately-held biopharmaceutical firm. From October 1991 through December 1997, Dr. Prendergast was a managing director of The Castle Group Ltd., a medical venture capital firm. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in administration and management from Harvard University.

We selected Dr. Prendergast to serve on our Board because he brings extensive industry experience in corporate development and finance in the life sciences field. His prior service on other publicly traded company boards provides experience relevant to good corporate governance practices.

Edward B. Smith, III, Director

Mr. Smith has served on our Board since November 2010. Since January 1, 2015, Mr. Smith has also been Managing Member of Aristar Capital Management, LLC, a New York-based investment firm founded in 2015. From April 14, 2017 through July 14, 2017, Mr. Smith served as the interim Chief Executive Officer and interim Chief Financial Officer Agritech Worldwide, Inc. (“Agritech,” formerly Z Trim Holdings, Inc.) (OTCPink: FBER), a manufacturer of environmentally friendly agricultural functional ingredients. From January 2015 until May 2016, Mr. Smith also served as the Chief Executive Officer of Agritech and from 2009 through July 2017 he served as a board member of Agritech. From April 2005 through December 2014, Mr. Smith served as the Managing Partner of Brightline Capital Management, LLC (“BCM”), a New York-based investment firm founded in 2005. Prior to founding BCM, Mr. Smith worked at Gracie Capital from 2004‑2005, GTCR Golder Rauner from 1999‑2001 and Credit Suisse First Boston from 1997‑1999. Mr. Smith holds a Bachelor of Arts in Social Studies from Harvard College and a Masters in Business Administration from Harvard Business School.

We selected Mr. Smith to serve on our Board because he brings a strong business background to our Company, and adds significant strategic, business and financial experience. Mr. Smith’s business background provides him with a broad understanding of the issues facing us, the financial markets and the financing opportunities available to us. His service on other public company boards provides him with extensive corporate governance knowledge and insight into issues faced by companies similar to ours.

Vote Required

Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the 2020 Annual Meeting in person or by proxy will be elected. Abstentions and broker non-votes will not be treated as a vote for or withheld from any particular director nominee and will not affect the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF THESE NOMINEES AS DIRECTORS

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Heat Biologics, Inc., 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560.

All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary and the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients, and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in Heat for review and possible response.

Corporate Governance

Board Leadership Structure

Mr. Wolf, the Company’s Chief Executive Officer, also serves as Chairman of the Board of Directors. We have a separate, independent Lead Director. Although we do not have a formal policy addressing the topic, we believe that when the Chairman of the Board is an employee of the Company or otherwise not independent, it is important to have a separate Lead Director, who is an independent director.

Dr. Prendergast serves as the Lead Director. In that role, he presides over the Board’s executive sessions, during which our independent directors meet without management, and he serves as the principle liaison between management and the independent directors of the Board. The Lead Director also:

•	confers with the Chairman of the Board regarding Board meeting agenda;
•	chairs meetings of the independent directors including, where appropriate, setting the agenda and briefing the Chairman of the Board on issues discussed during the meeting;
•	oversees the annual performance evaluation of the CEO;
•	consults with the Nominating and Governance Committee and the Chairman of the Board regarding assignment of Board members to various committees; and
•	performs such other functions as the Board may require.

We believe the combination of Mr. Wolf as our Chairman of the Board and an independent director as our Lead Director is an effective structure for our Company. The division of duties and the additional avenues of communication between the Board and our management associated with this structure provide the basis for the proper functioning of our Board and its oversight of management.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of our Company’s risks. The Board regularly reviews information regarding our Company’s strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks. The members then meet separately with management responsible for such area, including our Vice President of Finance, and report to the Audit Committee on any matters identified during such discussions with management. In addition, the Compensation Committee considers risks related to the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. In addition, the Nominating and Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

Code of Business Conduct and Ethics

We have long maintained a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. We undertake to provide a printed copy of this code free of charge to any person who requests. Any such request should be sent to our principal executive offices attention: Corporate Secretary. The code is posted on our website at www.heatbio.com.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving Heat and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant rules of the Securities and Exchange Commission (the “SEC”). Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.”  For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

A discussion of our current related person transactions appears in this proxy statement under “Transactions with Related Persons, Promoters and Certain Control Persons.”

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.  Such officers, directors and persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file with the SEC.

Based solely on a review of the copies of such forms that were received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we are not aware of any failures to file reports or report transactions in a timely manner during the year ended December 31, 2019.

INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The following table shows the directors who are currently members or Chairman of each of these committees.

Board Members	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jeffrey Wolf	—	—	—
John Monahan, Ph.D.	Member	Chairman	Member
Edward B. Smith, III	Chairman	Member	Chairman
John K.A. Prendergast, Ph.D.*	Member	Member	Member

* Dr. Prendergast serves as our independent Lead Director.

Audit Committee

Our common stock is listed on the Nasdaq Capital Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors and all members of our audit, compensation and nominating and governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A‑3 under the Exchange Act. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A‑3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that Dr. Monahan, Mr. Smith and Dr. Prendergast, representing three of our four directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Stock Market. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Dr. Monahan, Mr. Smith, and Dr. Prendergast currently serve as members of the Audit Committee. The Board has determined that Dr. Monahan, Mr. Smith and Dr. Prendergast are each “independent” in accordance with the Nasdaq definition of independence and each is an “audit committee financial expert”, as defined by the SEC regulations, and each has the related financial management expertise within the meaning of the Nasdaq rules. The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of our accounting and financial reporting processes, internal controls and audit functions, including our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Pursuant to its charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approves if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404. In addition, the Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm and the accounting practices of the Company and the Company’s internal controls and legal compliance functions. The Committee also reviews, prior to publication, our quarterly earnings releases and our reports to the Securities and Exchange Commission on Forms 10‑K and 10‑Q. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.heatbio.com. The charter describes the nature and scope of responsibilities of the Audit Committee.

Compensation Committee

Our Compensation Committee is comprised of Dr. Monahan, Mr. Smith, and Dr. Prendergast, each of whom is deemed to be independent in accordance with the Nasdaq definition of independence. Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C‑1 under the Exchange Act. This Committee determines, approves, and reports to the Board of Directors on all elements of compensation of our executive officers. The Compensation Committee also has the power to prescribe, amend, and rescind rules relating to our stock incentive plans, to recommend the grant of options and other awards under the stock incentive plans, and to interpret the stock incentive plans.

The Compensation Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter is available on our website at www.heatbio.com.

Our Compensation Committee annually reviews the compensation program for our Chief Executive Officer and other members of senior management and then makes recommendations to the full board for determination. In each case, the Committee takes into account the results achieved by the executive, his or her future potential, and his or her scope of responsibilities and experience. During our fiscal year ended December 31, 2019, the Committee evaluated the performance of our executives and considered the compensation levels and equity programs at comparable companies and related industries and the analysis of its outside consultant before it made its compensation recommendations to the full Board of Directors, including recommendations regarding salary increases, awards of cash bonuses and awards of stock options.

The Committee administers our equity incentive plans, including review and recommendation of long-term incentive compensation for each executive, director and employee, including grants of stock options. The Committee believes that this long-term incentive compensation aligns the interests of our executives with those of our stockholders and furthers executive retention.

The Committee also reviews and recommends to the Board of Directors appropriate director compensation programs for service as directors, committee chairs and committee members.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of Dr. Monahan, Mr. Smith, and Dr. Prendergast.

The functions performed by the Nominating and Governance Committee include:

•

recommending to the Board of Directors individuals for appointment to vacancies on any committee of the Board of Directors;

•

recommending to the Board of Directors regarding any changes to the size of the Board of Directors or any committee;

•

reporting to the Board of Directors on a regular basis; and

•

performing any other duties or responsibilities expressly delegated to the committee by the Board of Directors relating to board or committee members.

Candidates for director should have certain minimum qualifications, including the ability to understand basic financial statements, being over 21 years of age, having relevant business experience (taking into account the business experience of the other directors), and having high moral character. The Committee retains the right to modify these minimum qualifications from time to time.

In evaluating an incumbent director whose term of office is set to expire, the Nominating and Governance Committee reviews such director’s overall service to the Company during such director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with the Company engaged in by such director during his term.

When selecting a new director nominee, the Committee first determines whether the nominee must be independent for Nasdaq purposes or whether the candidate must qualify as an “audit committee financial expert.” The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm to assist in the identification of qualified director candidates. The Committee also will consider nominees recommended by our stockholders. The Nominating and Governance Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. The Committee evaluates the suitability of potential nominees, taking into account the current board composition, including expertise, diversity and the balance of inside and independent directors. The Nominating and Governance Committee endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting, finance, knowledge of our industry, strategic vision, research and development and other areas relevant to our business.

In considering any person recommended by one of our stockholders, the Committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the Board of Directors. The Nominating and Governance Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter is available on our website at www.heatbio.com.

BOARD AND COMMITTEE MEETINGS

During our fiscal year ended December 31, 2019, the Board of Directors held 12 meetings. During our fiscal year ended December 31, 2019, our Audit Committee, Compensation Committee and Nominating and Governance Committee met 4 times, 5 times, and one time, respectively. Each of our incumbent directors that were directors during our fiscal year ended December 31, 2019 attended no less than 75% of the meetings of the Board of Directors and Board committees on which such director served during 2019.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Our directors are encouraged, but not required, to attend the Annual Meeting of Stockholders. Due to COVID-19 concerns, one or more of our directors are expected not to attend the 2020 Annual Meeting of Stockholders.  All of our directors attended our 2019 Annual Meeting of Stockholders.

2019 Director Compensation

The following table sets forth information for the fiscal year ended December 31, 2019 regarding the compensation of our directors who at December 31, 2019 were not also named executive officers.

	Fees Earned
	or Paid	Option	Stock
Name and Principal Position	in Cash	Awards	Awards	Totals
John Monahan, PhD (1)	$61,500	$114,780	$—	$176,280
John K. A. Prendergast, PhD (2)	$221,000	$—	$318,000	$539,000
Edward Smith (1)	$72,500	$115,350	$—	$187,850

———————

(1)

The stock options are computed in accordance with FASB ASC 718 and reflect the value of an option to purchase 150,000 shares of common stock granted on January 2, 2019 to each individual board member with 50% vesting on grant date, 30% vesting on the one year anniversary of the grant date and 10% vesting on the second and third year anniversaries of the grant date, subject to continued service as a board member through such date. The fair value of the options was calculated in accordance with FASB ASC 718, and the assumptions used are described in Note 11 to the Company's audited consolidated financial statements for the years ended December 31, 2019 and 2018.

(2)

Restricted stock awards are computed in accordance with FASB ASC 718 and reflect the aggregate grant date fair value of 300,000 shares granted on January 2, 2019 with 50% vesting on grant date, 30% vesting on the one year anniversary of the grant date and 10% vesting on the second and third year anniversary of the grant date, subject to continued service as a board member through such date. The fair value of the restricted stock is based on the closing stock price of an unrestricted share of the Company's common stock on the grant date. As of December 31, 2019, the following table sets forth the number of aggregate outstanding option awards held by each of our directors who were not also named executive officers:

	Aggregate	Aggregate
	Number of	Number of
Name	Option Awards	Stock Awards
John Monahan, Ph.D.	175,018	—
John K. A. Prendergast, Ph.D.	41,059	300,000
Edward Smith	174,257	—

Our Compensation Committee conducted an evaluation of the compensation of the members of our board of directors with assistance from Korn Ferry. As described in additional detail above under “Executive Compensation,” Korn Ferry is the Compensation Committee’s independent compensation advisor and was engaged to provide analysis, guidance and considerations pursuant to our director pay program. Based on Korn Ferry’s review last year, the Compensation Committee determined that the director pay program was consistent with competitive market practices (relative to Heat Biologic’s publicly-traded peer group at that time), aligned with our overall philosophy and approach to director pay and reflective of desired competitive positioning. During the year ended December 31, 2019, and anticipated to remain the same for 2020, directors who are not employees receive an annual cash fee of $35,000 as well as a cash fee of $8,000 for service on the Audit Committee and $5,000 for service on each of the Compensation Committee and the Nominating and Governance Committee. In addition, the Chairman of each of the Audit, Compensation and Nominating and Governance Committees will each receive an additional cash fee of $12,500, $8,500 and $7,000, respectively. The lead independent director receives a monthly fee of $14,000 for his services as lead independent director.

The following stock option and awards are excluded from the above table. Due to the price of our common stock, it was determined that the equity portion of our director pay program was not consistent with competitive market practices (relative to our publicly-traded peer group at that time). Accordingly, on January 2, 2020, after consultation with Korn Ferry, Dr. Monahan and Mr. Smith received an option grant each to purchase 150,000 shares of our common stock vesting 50% immediately, 30% on the one-year anniversary of the grant date, 10% shall vest on the two-year anniversary grant date, and the remaining 10% shall vest on the three-year anniversary grant date. These stock option grants provided to Dr. Monahan and Mr. Smith will expire (10) years from the date of the grant, unless terminated earlier. For his services as lead independent director Dr. Prendergast received a grant of 400,000 restricted shares of common stock vesting 50% immediately, 30% on the one-year anniversary of the grant date, 10% shall vest on the two-year anniversary of the grant date, and the remaining 10% shall vest on the three-year anniversary of the grant date.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2020. Heat is asking its stockholders to ratify the appointment of BDO as Heat’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.

A representative of BDO is expected to be present either in person or via teleconference at the 2020 Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Ratification of the appointment of BDO by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2020 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

Vote Required

The affirmative vote of a majority of the votes cast at the 2020 Annual Meeting will be required to approve the ratification of the appointment of Heat’s registered public accounting firm. Abstentions and broker-non-votes, if any, see above (although none are anticipated since this is a routine matter for which brokers may vote in their discretion if beneficial owners of our stock do not provide voting instructions not directed by stockholders how to vote), are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON DECEMBER 31, 2020.

AUDIT COMMITTEE REPORT1

The Audit Committee has reviewed and discussed Heat’s audited consolidated financial statements as of and for the year ended December 31, 2019 with the management of Heat and BDO, Heat’s independent registered public accounting firm. Further, the Audit Committee has discussed with BDO the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of Heat’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from BDO required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to BDO’s independence from Heat, and has discussed with BDO its independence from Heat. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to Heat is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from Heat and its management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining BDO’s independence. The Committee also reviewed management’s report on its assessment of the effectiveness of Heat’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Heat’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that Heat’s audited consolidated financial statements for the year ended December 31, 2019 and management’s assessment of the effectiveness of Heat’s internal control over financial reporting be included in Heat’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. The Audit Committee has recommended, and the Board of Directors has approved, subject to stockholder ratification, the selection of BDO as Heat’s independent registered public accounting firm for the year ending December 31, 2020.

Submitted by the Audit Committee of Heat’s Board of Directors.

Members of the Audit Committee:

John Monahan, Ph.D.
John K.A. Prendergast. Ph.D.
Edward B. Smith, III

———————

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of Heat under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees including expenses billed to us for the years ended December 31, 2019 and 2018 by BDO USA, LLP.

	December 31,	December 31,
	2019	2018
Audit Fees and Expenses (1)	$321,175	$310,000

———————

(1)

Audit fees and expenses were for professional services rendered for the audit and reviews of the consolidated financial statements of the Company, professional services rendered for issuance of consents and assistance with review of documents filed with the SEC.

Audit-Related Fees; Tax Fees and All Other Fee. There were no audit-related fees, tax fees or other fees paid to BDO during fiscal years 2019 and 2018.

In considering the nature of the services provided by BDO the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with BDO and Heat’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year for audit services, audit-related services, tax services and other fees to the Audit Committee for approval.

The Audit Committee pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted non-audit services. The documentation includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks, and improve audit quality. The Audit Committee may form and delegate pre-approval authority to subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR 2018 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT WE WILL HAVE AUTHORITY TO GRANT UNDER THE PLAN BY AN ADDITIONAL 15,000,000 SHARES OF COMMON STOCK

On May 10, 2018, the Board of Directors adopted, and our stockholders subsequently approved on October 2, 2018, the Heat Biologics, Inc. 2018 Stock Incentive Plan which would allow the Company to grant up to 4,000,000 shares of common stock, and was subsequently amended in 2019 and 2020 to allow for the grant of up to a total of 12,000,000 shares under the 2018 Plan.  As of July 28, 2020, there were (i) 180,000 shares of common stock available for grant under the 2018 Plan, which is less than 1% of our outstanding shares of common stock and (ii) 9,015,469 shares of common stock subject to awards were outstanding under the 2018 Plan. After adding 15,000,000 shares to the available pool, the total potential dilution will be 18.9%.  This total potential dilution is below the peer group median (19.5%) as reported to us by the Compensation Committee’s compensation consultant.

In April 2017 the Board of Directors adopted and on June 29, 2017 at our 2017 Annual Meeting of Stockholders, our stockholders approved our 2017 Stock Incentive Plan (the “2017 Plan”) under which we were authorized to grant awards covering up to 500,000 shares (5,000,000 shares on a pre-stock split basis). In January 2014, the Board of Directors adopted, and on June 11, 2014 at our 2014 Annual Meeting of Stockholders our stockholders approved our 2014 Stock Incentive Plan (the “2014 Plan”) under which, as subsequently amended, we were authorized to grant awards covering up to 300,000 shares (3,000,000 shares on a pre-stock split basis). In 2009, the Board of Directors adopted and our stockholders approved our 2009 Stock Incentive Plan (the “2009 Plan”) under which we are authorized to grant awards covering up to 86,956 (869,565 shares on a pre-stock split basis). As of July 28, 2020, we have outstanding an aggregate of 9,617,651 shares subject to awards under the 2009 Plan, 2014 Plan, 2017 Plan and 2018 Plan and have available for grant an aggregate of 310,884 shares under the 2009 Plan, 2014 Plan, 2017 Plan and 2018 Plan.

In an effort to preserve cash and to attract, retain and motivate persons who make important contributions to our business, we would like to issue securities to our officers, directors and consultants. The 2018 Plan currently only has a limited number of shares of common stock available for issuance. Management believes that the number of shares of common stock currently available for issuance under the 2018 Plan is insufficient to meet its needs to provide for awards to the 2018 Plan participants for the next 12 months and insufficient in order to allow us the ability to compete successfully for talented employees and consultants.

The Board of Directors has approved, subject to stockholder approval, the amendment to the 2018 Plan to increase by 15,000,000 the number of shares that may be granted under the 2018 Plan. The amendment to our 2018 Plan will increase the number of shares of common stock with respect to which awards may be granted under the 2018 Plan from 12,000,000 shares of common stock to 27,000,000 shares of common stock. If the amendment to the 2018 Plan is approved by our stockholders, the number of shares available for future awards will increase to 15,180,000 based on the number shares remaining available for grant under the 2018 Plan as of July 28, 2020.

The principal provisions of the 2018 Plan, as amended, are summarized below and the proposed amendment to the 2018 Plan is attached hereto as Appendix A. The following discussion is qualified in its entirety by reference to the 2018 Plan.

Purpose of the 2018 Plan

The Board of Directors believes that the 2018 Plan is necessary for us to attract, retain and motivate our employees, directors and consultants through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based or equity-related awards. The Company believes the 2018 Plan is best designed to provide the proper incentives for our employees, directors and consultants, ensures our ability to make performance-based awards, and meets the requirements of applicable law. There are currently 35 individuals that would be eligible to participate in the 2018 Plan, of which six are directors or executive officers and 30 are employees and consultants.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Board of Directors monitors our annual stock award Burn Rate, Dilution and Overhang (each as defined below), among other factors, in its efforts to maximize stockholders’ value by granting what, in the Board of Directors’ judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors. The table below illustrates our Burn Rate, Dilution, and Overhang for the past three fiscal years with details of each calculation noted below the table.

	2019	2018	2017
Burn Rate (1)	16%	2%	6%
Dilution (2)	19%	12%	20%
Overhang (3)	11%	11%	6%

———————

(1)	Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/weighted average common shares outstanding for that fiscal year.
(2)

Dilution is (number of shares subject to equity awards + the number of shares available for future awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of share subject to equity awards + number of shares available for future awards).

(3)

Overhang is (number of shares subject to equity awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

Administration

The 2018 Plan generally is administered by the Compensation Committee of the Board of Directors. The administrator of the 2018 Plan will have full authority to establish rules and regulations for the proper administration of the 2018 Plan, to select the employees, directors and consultants to whom awards are granted, and to set the date of grant, the type of award and the other terms and conditions of the awards, consistent with the terms of the 2018 Plan. The administrator of the 2018 Plan may modify outstanding awards as provided in the 2018 Plan.

Limitation on Awards and Shares Available

As of July 28, 2020, there are 180,000 shares of our common stock available for grants that may be made under the 2018 Plan.

Eligibility

Persons eligible to participate in the 2018 Plan include all of our employees, directors and consultants.

Awards

The 2018 Plan provides for the grant of: (i) incentive stock options; (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; and (vi) other stock-based awards to eligible individuals. The terms of the awards will be set forth in an award agreement, consistent with the terms of the 2018 Plan. No stock option will be exercisable later than ten years after the date it is granted.

The 2018 Plan administrator is authorized to grant awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Options.  The 2018 Plan administrator may grant incentive stock options as defined in Section 422 of the Code and nonqualified stock options. Options shall be exercisable for such prices, shall expire at such times, and shall have such other terms and conditions as the 2018 Plan administrator may determine at the time of grant and as set forth in the award agreement; however, the exercise price must be at least equal to 100% of the fair market value at the date of grant. The option price is payable in cash or other consideration acceptable to the Company. As of the Record Date, the closing price of a share of common stock was $0.94.

Stock Appreciation Rights.  The 2018 Plan administrator may grant stock appreciation rights with such terms and conditions as the administrator may determine at the time of grant and as set forth in the award agreement. The grant price of a stock appreciation right shall be determined by the administrator and shall be specified in the award agreement; however, the grant price must be at least equal to 100% of the fair market value of a share on the date of grant. Stock appreciation rights may be exercised upon such terms and conditions as are imposed by the 2018 Plan administrator and as set forth in the stock appreciation right award agreement.

Restricted Stock.  Restricted stock may be granted in such amounts and subject to the terms and conditions as determined by the 2018 Plan administrator at the time of grant and as set forth in the award agreement. The administrator may impose performance goals for restricted stock. The administrator may authorize the payment of dividends on the restricted stock during the restricted period.

Restricted Stock Units.  The 2018 Plan administrator may grant restricted stock units in such amounts and subject to the terms and conditions as determined by the 2018 Plan administrator at the time of grant. Restricted stock units may be awarded independently of or in connection with any other award under the 2018 Plan.

Other Awards.  The 2018 Plan administrator may grant other types of equity-based or equity-related awards not otherwise described by the terms of the 2018 Plan, in such amounts and subject to such terms and conditions, as the administrator shall determine. Such awards may be based upon attainment of performance goals established by the administrator and may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.

Adjustments Upon Changes in Stock

In the event of any change in the number of shares of common stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of the common stock with respect to which the 2018 Plan administrator may grant awards under the 2018 Plan and the individual annual limit described in the 2018 Plan, shall be appropriately adjusted by the 2018 Plan administrator. In the event of any change in the number of shares of the common stock outstanding by reason of any other event or transaction, the 2018 Plan administrator may, but need not, make such adjustments in the number and class of shares of the common stock with respect to which awards: (i) may be granted under the 2018 Plan and (ii) granted to any one employee of the Company or a subsidiary during any one calendar year, in each case as the 2018 Plan administrator may deem appropriate, unless such adjustment would cause any award that would otherwise qualify as performance based compensation with respect to a “162(m) covered employee” (as defined in Section 162 of the Code), to cease to so qualify.

Corporate Transactions

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of the common stock receive securities of another corporation and/or other property, including cash, the 2018 Plan administrator shall, in its absolute discretion, have the power to:

●

cancel each option and stock appreciation right outstanding immediately prior to the event and make a payment to the grantee equal to the excess of (a) the value, as determined in the absolute discretion of the 2018 Plan administrator, of the property received by a holder of common stock as a result of the event over (b) the exercise price otherwise payable in connection with the stock;

●

cancel each option and stock appreciation right outstanding immediately prior to the event and make a payment to the grantee equal to property received by a holder of common stock as a result of the event; or

●

provide for the exchange of each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property which a holder of the number of shares of the common stock subject to such option or stock appreciation right would have received and, incident thereto, make an equitable adjustment as determined by the 2018 Plan administrator in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the grantee to whom such option or stock appreciation right was granted in partial consideration for the exchange of the option or stock appreciation right.

Amendment and Termination

The Board of Directors may amend the 2018 Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the Nasdaq or any other market or stock exchange on which the common stock is at the time primarily traded. Additionally, stockholder approval will be specifically required to (i) increase the number of shares available for issuance under the 2018 Plan or (ii) decrease the exercise price of any outstanding option or stock appreciation right granted under the 2018 Plan.

The Board of Directors may terminate the 2018 Plan at any time. Unless sooner terminated by the Board, the 2018 Plan will terminate on the close of business on May 10, 2028, ten years from the original effective date.

Miscellaneous

The 2018 Plan also contains provisions with respect to payment of exercise prices, vesting and expiration of awards, treatment of awards upon the sale of the Company, transferability of awards, and tax withholding requirements. Various other terms, conditions, and limitations apply, as further described in the 2018 Plan.

Material Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this proxy statement, associated with the grant of awards under the 2018 Plan. This summary is based on our understanding of present United States federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address foreign, state or local tax consequences.

Options

Grant.  There is generally no United States federal income tax consequence to the participant solely by reason of the grant of incentive stock options or nonqualified stock options under the 2018 Plan, assuming the exercise price of the option is not less than the fair market value of the shares on the date of grant.

Exercise.  The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the participant generally must exercise the incentive stock option no later than three months following the termination of the participant’s employment with us. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below). Upon the exercise of a nonqualified stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid by the participant as the exercise price. The ordinary income recognized in connection with the exercise by a participant of a nonqualified stock option will be subject to both wage and employment tax withholding, and we generally will be entitled to a corresponding deduction.

The participant’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, recognized by the participant upon exercise thereof.

Qualifying Disposition.  If a participant disposes of shares of our common stock acquired upon exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the participant pursuant to the exercise of the incentive stock option, the participant will realize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the participant’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition.  If the participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option (other than in certain tax free transactions) within two years from the date on which the incentive stock option was granted or within one year after the transfer of shares to the participant pursuant to the exercise of the incentive stock option, at the time of disposition the participant will generally recognize ordinary income equal to the lesser of: (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the participant or (ii) the participant’s actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the participant under the option, the participant will recognize a capital gain in the amount of the excess. If the participant incurs a loss on the disposition (the total amount realized is less than the exercise price paid by the participant), the loss will be a capital loss.

Other Disposition.  If a participant disposes of shares of our common stock acquired upon exercise of a nonqualified stock option in a taxable transaction, the participant will recognize capital gain or loss in an amount equal to the difference between the participant’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of incentive stock options as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the participant.

Alternative Minimum Tax.  Alternative minimum tax is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any alternative minimum tax paid generally may be credited against future regular tax liability (but not future alternative minimum tax liability).

Alternative minimum tax applies to alternative minimum taxable income. Generally, regular taxable income as adjusted for tax preferences and other items is treated differently under the alternative minimum tax.

For alternative minimum tax purposes, the spread upon exercise of an incentive stock option (but not a nonqualified stock option) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent alternative minimum tax purposes. However, if the participant disposes of the incentive stock option shares in the year of exercise, the alternative minimum tax income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

There are no federal income tax consequences to us by reason of the grant of incentive stock options or nonqualified stock options or the exercise of an incentive stock option (other than disqualifying dispositions). At the time the participant recognizes ordinary income from the exercise of a nonqualified stock option, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, and subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a corresponding deduction in the year in which the disposition occurs. We are required to report to the Internal Revenue Service any ordinary income recognized by any participant by reason of the exercise of a nonqualified stock option. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by the participant upon exercise of nonqualified stock options.

Stock Appreciation Rights

There are generally no tax consequences to the participant or us by reason of the grant of stock appreciation rights. In general, upon exercise of a stock appreciation rights award, the participant will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the stock appreciation rights’ base price, or the amount payable. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock

Unless a participant makes a Section 83(b) election, as described below, with respect to restricted stock granted under the 2018 Plan, a participant receiving such an award will not recognize U.S. taxable ordinary income and we will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and we will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by us. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture.

However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by us will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code the satisfaction of a tax reporting obligation and any tax withholding condition, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured.

Section 409A

If an award under the 2018 Plan is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. Our board of directors and Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the 2018 Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

New Plan Benefits

As of the date of this proxy statement, we are unable to determine any grants of awards under the 2018 Plan that will be made; other than options that we are obligated to issue to Jeffrey Wolf pursuant to the terms of the employment agreement that we entered into with him in 2009, as subsequently amended, which requires that we issue Jeffrey Wolf options to purchase 2% of our fully diluted equity at an exercise price equal to the then current market price on the date of grant, as determined by the Board of Directors, if our stock is traded on a nationally recognized exchange or Nasdaq and our market capitalization is at least $250 million for at least 5 days.  As of the date of this proxy statement, the milestone has been met; however, we do not have enough shares available under our current plans to fulfill this obligation and therefore have only partially fulfilled this obligation with a grant of options under the 2018 Plan to purchase 2,000,000 shares of our common stock, which fully vested upon grant.  We intend to fulfill the balance of the obligation to Jeffrey Wolf shortly after the date of such stockholder vote, such number of awards to be determined based on the fully diluted outstanding share number on such determination date.

Existing Plan Benefits

The following table sets forth information with respect to options, restricted stock units, restricted stock and other awards previously granted under the 2018 Plan.

Name and position	Number of shares subject to grant (#)	Number of Registered Stock Awards Granted	Number of Shares Underlying Options Granted
Jeffrey Wolf, Chief Executive Officer	6,480,000	3,680,000	2,800,000
William L. Ostrander, Vice President of Finance	225,000	—	225,000
Ann A. Rosar, Former Vice President of Finance	200,000	89,430	110,570
Robert J. Jakobs, Vice President of Finance	75,000	—	75,000
Jeff T. Hutchins, Ph.D., Chief Scientific Officer and Chief Operating Officer	1,000,000	143,140	856,860
John K.A. Prendergast, Ph.D.	700,000	700,000	—
John Monahan, Ph.D.	300,000	—	300,000
Edward B. Smith, III	300,000	—	300,000
All Current Executive Officers as a Group(3 persons)	7,980,000	3,912,570	4,067,430
All Directors as a Group (3 persons)	1,300,000	700,000	600,000
All Non-Executive Officer Employee	630,000	139,081	490,919

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2019.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2009 Stock Incentive Plan (1)	47,267	$12.71	—
2014 Stock Incentive Plan	225,063	$17.33	40,729
2017 Stock Incentive Plan	318,570	$ 2.56	87,817
2018 Stock Incentive Plan (2)(3)	2,472,736	$ 1.02	3,090,800
Equity compensation plans not approved by security holders	—	—	—
Total	3,063,636	$ 2.56	3,219,346

———————

(1)

The 2009 Stock Incentive Plan terminated, such that no further awards are available for issuance under this plan. Outstanding awards under this plan continue in accordance with the respective terms of such grants.

(2)

Represents options to purchase shares of our common stock. On January 1, 2019, we granted an aggregate of 1,579,179 shares of restricted stock to employees and a director, which are not included in column (a) above and are excluded from the number of shares available for future issuance in column (c) above. On December 30, 2019, we granted 900,000 shares of restricted stock which are not included in column (a) above and are excluded from the number of shares available for future issuance in column (c) above. Subsequent to December 31, 2019, we issued: (i) Jeffrey Wolf 1,980,000 restricted stock awards, respectively, that vested 50% on the grant date, with the remaining shares of restricted stock vesting 30% on the first anniversary of the grant date, 10% on the second anniversary of the grant date, and the remaining 10% vesting on the third anniversary of the grant date, (ii) John K.A. Prendergast, our lead independent director 400,000 restricted stock awards, respectively, that vested 50% on the grant date, with the remaining shares of restricted stock vesting 30% on the first anniversary of the grant date, 10% on the second anniversary of the grant date, and the remaining 10% vesting on the third anniversary of the grant date; (iii) stock option to purchase 150,000 shares of common stock to each of John Monahan and Edward B. Smith, III vesting 50% on the grant date, with the remaining shares vesting 30% on the first anniversary of the grant date, 10% on the second anniversary of the grant date, and the remaining 10% vesting on the third anniversary of the grant date, (iv) Dr. Jeff Hutchins, our Chief Scientific Officer and Chief Operating Officer and William Ostrander, our Vice President of Finance, stock options to purchase 500,000 and 150,000 shares of our common stock, respectively that vest prorate on a monthly basis over four years.

(3)

In February 2020, our stockholders approved an amendment to the 2018 Stock Incentive Plan to increase the total number of shares of common stock available for grant under such plan by an additional 4,000,000 shares of common stock.

Vote Required

The affirmative vote of a majority of the votes cast at the 2020 Annual Meeting will be required to approve the amendment to our 2018 Stock Incentive Plan. Abstentions and broker-non-votes, if any, are not votes cast and therefore will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO OUR 2018 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE THAT WE WILL HAVE AUTHORITY TO GRANT.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the 2020 Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Below is certain information regarding our executive officers who are not Directors.

Name	Age	Position	Served as an Officer Since
Jeff T. Hutchins, Ph. D.	61	Chief Scientific Officer and Chief Operating Officer	2017
William Ostrander	52	Vice President of Finance, Controller and Secretary	2019

Jeff T. Hutchins, Ph.D., Chief Scientific Officer and Chief Operating Officer

Dr. Hutchins joined our company on January 1, 2017 as Chief Scientific Officer and Senior Vice President of Pre-Clinical Development and in June 2017 he was appointed as both Chief Scientific Officer and Chief Operating Officer. Dr. Hutchins oversees our research efforts, bringing over 27 years of research and clinical development experience from both large pharmaceutical and biotechnology companies. Most recently and since 2012, Dr. Hutchins served as Vice President of Preclinical Research for Peregrine Pharmaceuticals, Inc., a biopharmaceutical company developing therapeutics to fight cancer and infectious diseases. Dr. Hutchins was responsible for building out the research program for Peregrine’s lead product candidate, bavituximab, a chimeric monoclonal antibody designed to target phosphatidylserine. Prior to joining Peregrine in 2012, from 2001 until 2012, Dr. Hutchins served as Vice President, Preclinical Development at Inhibitex Inc, which was acquired by Bristol-Myers Squibb. From 1991 to 2000, Dr. Hutchins held several senior scientist positions in Discovery Research at Burroughs Wellcome and Glaxo Wellcome, with a visiting professor appointment at Rush Medical College.

Dr. Hutchins earned a B.S. in Biology from Oral Roberts University, a Ph.D. in Biomedical Sciences from the University of Texas, Health Science Center at the M.D. Anderson Cancer Center and conducted postdoctoral training in the University of Southern California’s Department of Microbiology at the Norris Cancer Center. Dr. Hutchins’ publications and patents span the fields of oncology, infectious disease, osteoarthritis and immunology.

William Ostrander, Vice President of Finance, and Secretary

Mr. Ostrander joined our Company as Vice President of Finance and Secretary in September 2019. Mr. Ostrander has over 22 years of experience in financial management at public and private companies. Before joining Heat Biologics, Mr. Ostrander served as Executive Director of Finance at Liquidia Technologies, a publicly-traded biopharmaceutical company. Prior to that, he served as Senior Director of Finance and Accounting at KBI Biopharma, a biopharmaceutical contract services company. He also served as Manager of Finance at LexisNexis Risk Solutions, a data analytics solutions company. Prior to that, he served as Controller of Seisint Inc., a private information products company that was acquired by LexisNexis. He also served as Senior Manager, Finance and held other accounting and finance positions for Boca Research, a data communications hardware manufacturer. Mr. Ostrander holds a B.S. in Finance from Central Michigan University.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2019 executive compensation program for our named executive officers.

Set forth below is the compensation paid or accrued to our Named Executive Officers during the years ended December 31, 2019 and December 31, 2018:

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Stock Awards (12)		Options (12)	Other		Total
Jeffrey Wolf	2019	$427,579		$213,789	(1)	$1,289,000		$615,200	$166,864	(2)	$2,712,432
Chairman and Chief Executive Officer	2018	$417,150		$417,150	(3)	$160,785		$171,533	$—		$1,166,618

Jeff T. Hutchins	2019	$343,375		$103,013		$151,728		$274,425	$—		$872,541
Chief Scientific Officer and Chief Operating Officer	2018	$335,000		$201,000	(4)	$—		$85,386	$—		$621,386

William L. Ostrander	2019	$58,385	(5)	$11,677	(6)	$—		$29,528	$—		$99,590
Vice President of Finance (5)	2018	$—		$—		$—		$—	$—		$—

Robert Jakobs	2019	$121,517	(7)	$—		$—		$—	$21,151	(8)	$142,668
Former Vice President of Finance (7)	2018	$—		$—		$—		$—	$—		$—

Ann A. Rosar	2019	$88,833	(9)	$—		$47,398	(10)	$85,028	$10,250	(9)	$231,509
Former Vice President of Finance (9)	2018	$260,000		$135,000	(11)	$17,865		$19,060	$—		$431,925

———————

(1)	Mr. Wolf's annual 2019 bonus of $213,789 was accrued in 2019 and paid in 2020.
(2)	This is a special bonus to cover the estimated taxes from the 900,000 restricted share award granted on 12/30/19.
(3)	Mr. Wolf's annual 2018 bonus of $208,575 was paid in 2018. The one-time supplemental cash bonus of $208,575 was accrued in 2018 and paid in 2019.
(4)	Dr. Hutchins' annual 2018 bonus of $100,500 was paid in 2018. The one-time supplemental cash bonus of $100,500 was accrued in 2018 and paid in 2019.
(5)	Mr. Ostrander was appointed as our Vice President of Finance on September 25, 2019.
(6)	Mr. Ostrander's annual prorated 2019 bonus of $11,677 was paid in 2019.
(7)	Mr. Jakobs last day of employment was September 20, 2019.
(8)	Mr. Jakobs was paid $18,333 for severance related to his separation agreement and $2,818 for accrued vacation.
(9)

Ms. Rosar resigned as our Vice President of Finance on March 31, 2019 and her last day of employment was April 30, 2019. Regular pay of $88,833 plus $10,250 for accrued vacation was paid out for this period.

(10)	Represents the value of the restricted stock award, net of forfeiture related to the last day of employment, April 30, 2019.
(11)

Ms. Rosar's annual 2018 bonus of $65,000 was paid in 2018. Ms. Rosar received a performance bonus of $5,000 in June 2018. The one-time supplemental cash bonus of $65,000 was accrued in 2018 and paid in 2019.

(12)

For all stock options and stock awards, the values reflect the aggregate grant date fair value computed in accordance with FASB ASC 718. Assumptions made in the calculation of these amounts are described in Note 11 to the Company's audited consolidated financial statements for the years ended December 31, 2018 and 2019.

Narrative Disclosure To Summary Compensation Table

All share numbers in the discussion below and in the following tables have been adjusted for the one-for-ten reverse stock split effective January 19, 2018.

Overview of Our Compensation Program

A.

Philosophy and Objectives

Our primary objective with respect to executive compensation is to design compensation programs that will align executives’ compensation with our overall business strategies for the creation of stockholder value and attract, motivate and retain highly qualified executives.

Our executive compensation program is based on the following philosophies and objectives:

•

Compensation Should Align with Stockholders’ Interests — The Compensation Committee and our Board believes that executives’ interests should be aligned with those of the stockholders. Executives are granted restricted stock and stock options so that their total compensation is tied directly to the value realized by our stockholders. Executive bonuses are tied directly to company strategy and operational execution which contributed to our success as a whole.

•

Compensation is Competitive — The Compensation Committee and Board seek to provide a total compensation package that attracts, motivates and retains the executive talent that we need in order to maximize the return to stockholders and execute our operational and scientific strategy. To accomplish this objective, executive compensation is reviewed annually to ensure that compensation levels are competitive and reasonable in relation to comparable companies with which we compete for talent.

•

Compensation Motivates and Rewards the Achievement of Goals — Our executive compensation program is designed to appropriately reward both individual and collective performance that meets and exceeds our annual and long-term strategic and operational goals. To accomplish this objective, a substantial percentage of total compensation is variable, “at risk”, both through annual incentive compensation and the granting of long-term incentive awards.

We seek to achieve these objectives through three key compensation elements:

•	a base salary;
•	a performance-based annual cash incentive (i.e., annual cash incentive compensation); and
•	long term equity awards.

In order to enhance the Compensation Committee’s ability to carry out its responsibilities effectively, as well as maintain strong links between executive pay and performance, the Compensation Committee reviews compensation information for each Named Executive Officer, which includes the following information:

•	the annual compensation and benefit values that are being offered to each executive;
•	the value of all outstanding equity awards; and
•	discussions with our Chairman, Chief Executive Officer and other senior management in connection with compensation matters, as well as compensation consultants and other advisors from time to time.

B.

Compensation Administration

Roles and Responsibilities of Compensation Committee

The primary purpose of the Compensation Committee is to conduct reviews of our general executive compensation policies and strategies and oversee and evaluate our overall compensation structure and programs. The Compensation Committee seeks to confirm that total compensation paid to our Named Executive Officers during the year ended December 31, 2019, was reasonable and competitive. Our Named Executive Officers for the year ended December 31, 2019 were as follows Jeffrey Wolf, our Chief Executive Officer, William Ostrander, our Vice President of Finance, Jeff Hutchins, our Chief Scientific Officer and Chief Operating Officer and Ann Rosar and Robert Jakobs, each our Former Vice Presidents of Finance (collectively, our “Named Executive Officers”). Responsibilities of the Compensation Committee include, but are not limited to:

•

Establishing on an annual basis performance goals and objectives for purposes of determining the compensation of our Chief Executive Officer and other senior executive officers, evaluating the performance of such officers in light of those goals and objectives, and setting the compensation level for those officers based on this evaluation.

•	Recommending to the Board the compensation for independent Board members (including retainer, committee and committee chair’s fees, stock options and components of compensation as appropriate).
•

Reviewing the competitive position of, and making recommendations to the Board with respect to, the cash-based and equity-based compensation plans and other programs relating to compensation and benefits.

•	Reviewing our financial performance and operations as well as our major benefit plans.
•

Overseeing the administration of our stock option and other executive compensation plans, including recommending to the Board of Directors the granting of options and awards under the plans, and the approval or disapproval of the participation of individual employees in those plans.

•

Reviewing and approving for our Chief Executive Officer and other senior executive officers: (a) employment agreements; (b) severance agreements; (c) change in control agreements/provisions; and (d) any other material perquisites or other in-kind benefits.

Additional information regarding the Compensation Committee’s responsibilities is set forth in its charter, which is posted on our website at www.heatbio.com.

Use of Compensation Consultant

The Compensation Committee retained Korn Ferry, a nationally-recognized global human resources consulting firm, as its independent compensation advisor for 2018 and 2019. Korn Ferry principally provides analysis, advice and recommendations regarding named executive officer and non-employee director compensation as well as guidance and considerations on our long-term incentive program for all eligible employees including salary, bonus, benefits and equity awards for our executive officers and retainers, meeting fees and equity awards for our directors. Korn Ferry reports to the Chairman of the Compensation Committee and has direct access to the other members of the Compensation Committee. Korn Ferry does not provide any other services to the Company other than in its role as the Compensation Committee’s independent advisor. The Compensation Committee has evaluated Korn Ferry’s reports and, as they considered appropriate to achieve the best interests of the Company and its stockholders, implemented the recommendations.

The Compensation Committee considered whether Korn Ferry had any conflicts of interest in advising the Committee. In doing so, the Compensation Committee considered whether Korn Ferry had been providing services of any other nature to us; the amount of fees received from us by Korn Ferry; the policies and procedures adopted by Korn Ferry that have been designed to prevent conflicts of interest; whether any business or personal relationships existed between the consultants employed by Korn Ferry who worked on our matters and any member of the Compensation Committee; whether any business or personal relationship existed between such consultants and any of the our executive officers; and whether Korn Ferry or such consultants hold any of our common stock. Upon evaluating such considerations, the Committee found no conflicts of interest in Korn Ferry advising the Compensation Committee.

Role of the Chief Executive Officer

Our Chief Executive Officer, Mr. Wolf, makes recommendations to the Compensation Committee regarding the compensation of our other named executive officers. Mr. Wolf does not participate in any discussions or processes concerning his own compensation and participates in a non-voting capacity in discussions or processes concerning the compensation of our Principal Financial Officer and other members of management.

Compensation Committee Consideration of Shareholder Advisory Votes

At our annual meeting of stockholders held on July 23, 2019, we submitted the compensation of our Named Executive Officers to our stockholders in a nonbinding vote. Our executive compensation program received the support of holders of approximately 84% of the shares that voted on this proposal at the meeting (including abstentions but excluding broker non-votes). At our annual meeting of stockholders held on July 23, 2019, our stockholders voted on an advisory basis with respect to the frequency of future advisory votes on executive compensation. Holders of a majority of the shares that voted on this proposal at the meeting (including abstentions but excluding broker non-votes) expressed their preference for an advisory vote every three years. Accordingly, we intend to hold an annual advisory vote on executive compensation at our annual meeting of stockholders in 2022.

C.

Competitive Considerations

In making compensation decisions with respect to each element of compensation for our Named Executive Officers, the Compensation Committee believes that it is important to be informed as to the competitive market practices at similarly-situated public companies. In setting 2019 and 2020 target total direct compensation levels for our Named Executive Officers, the Compensation Committee relied in part on reports prepared by Korn Ferry in December 2018 and December 2019, respectively. In December 2019, Korn Ferry conducted a comprehensive assessment of our named executive officer pay program relative to a premier compensation survey which is specific to our size and industry and a peer group of 18 similarly-situated public companies focused on oncology at a similar clinical development stage, which included the following compensation elements: (1) base salary, (2) target annual incentives (bonuses), (3) target total cash compensation, (4) long-term incentives and (5) target total direct compensation. In addition, Korn Ferry also provided an analysis of our pay mix and long-term incentive program relative to peer group practices. Korn Ferry’s assessment included our Chief Executive Officer, our Vice President of Finance and our Chief Operating Officer/ Chief Scientific Officer. The Compensation Committee considered the competitive market pay data from both our publicly-traded peer group that was included in Korn Ferry’s analysis and relevant survey data which is specific to our size and industry. In December 2018, Korn Ferry also conducted a comprehensive assessment of our named executive officer pay program relative to a premier compensation survey which is specific to our size and industry and market data from 14 similarly-situated biotechnology, pharmaceuticals and biopharma companies.

The Compensation Committee’s desired competitive positioning and its pay program decision-making (in terms of both compensation levels and overall mix of pay which is focused on variable or “at risk” compensation) is reflective of our pay for performance philosophy and provides alignment of executive and shareholder interests.

We believe that, given the industry in which we operate and our compensation philosophy and objectives, our approach to executive compensation is sufficient to retain our current executive officers and to hire new executive officers when and as required.

D.

Components of Compensation

The allocation between cash and non-cash named executive officer compensation is influenced by subjective and objective factors considered by the Compensation Committee and is intended to reflect the Compensation Committee’s determination of the appropriate compensation mix among base pay, annual cash incentives and long-term equity incentives for each named executive officers.

1.

Base Salaries

We provide our Named Executive Officers a base salary commensurate with their position, responsibilities and experience. In setting the base salary, the Compensation Committee considers the scope and accountability associated with each Named Executive Officer’s position and such factors as performance and experience of each Named Executive Officer. We design base pay to provide the essential reward for an employee’s work and are required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay may be provided to recognize an employee’s specific performance achievements. The base salaries are targeted to be competitive with other similar biotechnology companies. Base salaries for the Named Executive Officers are set by their respective employment contracts and are reviewed annually by the Compensation Committee. Our Chief Executive Officer, Vice President of Finance and Chief Scientific Officer/ Chief Operating Officer typically make performance assessments of our other employees throughout the year, and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels. Based on the analysis provided to us by Korn Ferry and other comparative research performed by the Committee, the Committee was able to compare the base salary for the Chief Executive Officer, Vice President of Finance and Chief Scientific Officer/ Chief Operating Officer to those of the proxies of a peer group of 18 publicly traded companies competing within the same industry as the Company and at similar stages of clinical development and external survey published data. It was determined that our Chief Executive’s Officer’s, Vice President of Finance and Chief Scientific Officer’s/ Chief Operating Officer’s 2019 base salary levels were within a competitive range of market relative to competitive market data and therefore only modest merit-related base salary increases were provided for 2019 and cost of living adjustments of 3% of base salary were provided for 2020. The 2019 and 2020 base salaries for our current Named Executive Officers are as follows:

Named Executive Officer	Base Salary 2019	Base Salary 2020
Jeffrey Wolf, Chief Executive Officer	$427,579	$440,406
William L. Ostrander, Vice President of Finance	$220,000	$226,600
Jeff Hutchins, Chief Scientific Officer and Chief Operating Officer	$343,375	$353,676

2.

Bonuses

The Compensation Committee also makes recommendations to the full Board of Directors for determining bonuses. For the year ended December 31, 2019, the Compensation Committee awarded a $213,789 cash bonus for Jeffrey Wolf (50% of gross base salary), a $103,013 cash bonus for Jeff T. Hutchins, Ph.D. (30% of gross base salary) and a $11,677 cash bonus for William Ostrander (20% of gross base salary, pro-rated from the date of his employment commencement on September 25, 2019.

On December 31, 2019, Mr. Wolf was also paid a gross up cash payment of $166,864 to cover the estimated taxes with respect to his restricted stock award that he received in December 2019, which was in addition to his annual cash bonus for 2019. On January 2, 2020, Mr. Wolf was also paid a gross up cash payment of $367,100 to cover the estimated taxes with respect to the restricted stock award he received in January 2020.

For the year ended December 31, 2018, the Compensation Committee approved a $208,575 cash bonus for Jeffrey Wolf (50% of pro-rated gross base salary), a $100,500 cash bonus for Jeff T. Hutchins, Ph.D. (30% of pro-rated gross base salary) and a $65,000 cash bonus for Ann Rosar (25% of pro-rated gross base salary). In addition, on January 1, 2019, the Board of Directors granted the following one-time supplemental cash bonuses to the executive officers for significant strategic and operational achievements in 2018: (i) Mr. Wolf a one-time supplemental cash bonus equal to $208,575; (ii) Ms. Rosar a one-time cash supplemental bonus equal to $65,000 and (iii) Dr. Hutchins a one-time supplemental cash bonus equal to $100,500.

The employment agreement with Jeffrey Wolf that was in effect during 2018 and 2019 provided that he was eligible for a cash performance bonus of up to fifty percent (50%) of his base as well an equity bonus in the sole discretion of the board of directors, with the actual amount of any such bonus increased or decreased in the sole discretion of the board of directors.

Dr. Hutchins employment agreement was amended in January 2019 to increase his bonus such that he is eligible for a cash performance bonus of up to thirty percent (30%) of his base and as well an equity bonus in the sole discretion of the board of directors, with the actual amount of any such bonus increased or decreased in the sole discretion of the board of directors. William Ostrander’s offer letter provides for an annual bonus of up to twenty percent (20%) of his base and as well as an equity bonus in the sole discretion of the Board of Directors, with the actual amount of any such bonus increased or decreased in the sole discretion of the board of directors. The Compensation Committee believes that the granting of a bonus is appropriate to motivate the Named Executive Officers. The Compensation Committee focuses on individual performance, which enables the Compensation Committee to differentiate among executives and emphasize the link between personal performance and compensation. Although the Compensation Committee does not use any fixed formula in determining bonuses, it does link them to financial objectives of importance to it.

3.

Long-Term Incentives

The Compensation Committee believes that a substantial portion of the Named Executive Officer’s compensation should be awarded in equity-based compensation since equity-based compensation is directly linked to the interests of stockholders. The rationale for making equity awards was to use the awards to encourage retention and better align the interest of the named executive officers with the stockholders. The Compensation Committee has elected to grant a combination of stock options and restricted stock awards to the Named Executive Officers and other key employees as the primary long-term incentive vehicles. In making this determination, the Compensation Committee considered a number of factors including: the accounting impact, potential value of restricted stock and stock option grants versus other equity instruments and cash incentives, and the alignment of equity participants with stockholders. In determining equity awards, the Compensation Committee focused on the pro forma percent ownership as compared to executive officers in similar companies.

In 2019 and 2020 the Board also considered each Named Executive Officer prior long term service and the fact that there was a lack of realizable value from their prior awards since substantially all of the prior awards were of significant low value and/or underwater. In addition, the Compensation Committee also sought to better align the Chief Executive Officer’s equity ownership interest in our company with that of other chief executive officers of similarly situated public companies. The Compensation Committee determined in December 2019 and January 2020 to grant restricted stock awards to the Chief Executive Officer.

In December 2019, Jeffrey Wolf was granted 900,000 restricted stock awards as part of his long-term incentive compensation for the year ended December 31, 2019. In addition, Jeffrey Wolf was granted 1,980,000 restricted stock awards in January 2020. The restricted stock awards will vest 50% immediately, 30% on the one-year anniversary of the grant date, 10% on the two-year anniversary grant date, and the remaining 10% on the three-year anniversary grant date. The restricted stock agreements with respect to the foregoing issuances of restricted stock, among other things, prohibit transfers of the restricted stock prior to the two-year anniversary of the grant date other than by will, laws of descent and distribution and in the event of death. In addition, sales or transfers made after the two year anniversary of the grant date are subject to the right of the Company to buy back the stock at any time that the holder desires to sell the restricted stock at a price equal to the lower of the closing price per share and 32 times the closing price per share on the date of grant.

Each of Jeffrey Wolf, Jeff T. Hutchins, Ph.D. and Ann Rosar were granted options to purchase 800,000, 356,860 and 110,570 shares of common stock, respectively, in January 2019 as part of their annual long-term incentive compensation. In addition, Jeffrey Wolf, Jeff T. Hutchins, Ph.D. and Ann Rosar were issued 800,000, 143,140 and 89,430 restricted stock awards, respectively in January 2019, as part of their annual long-term incentive compensation. The stock options and restricted stock awards granted vest 50% immediately, 30% on the one-year anniversary of the grant date, 10% shall vest on the two-year anniversary grant date, and the remaining 10% shall vest on the three-year anniversary grant date. The stock options have a term of ten years. Mr. Ostrander was granted an option to purchase 75,000 shares of common stock on September 25, 2019, upon his commencement of employment, that vests pro rata over four years.

The Compensation Committee reviews the performance, potential burn rates and dilution levels to create an option pool that may be awarded to employee participants. Grants to the Named Executive Officers were determined by the Compensation Committee after reviewing market data, including the reports and analysis discussed above and after considering each executive’s performance, role and responsibilities as well as consideration of specific issues related to voting of foreign shares.

The Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. Option grants are effective on the date the award determination is made by the Compensation Committee, and the exercise price of options is the closing market price of our common stock on the business day of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

Former Vice President of Finance Compensation.

Ann Rosar served as our Vice President of Finance/ Controller from April 2016 until March 31, 2019. Prior to her resignation, she was compensated in accordance with her employment agreement and other benefits consistent with those provided to members of management. The details of the agreements relating to Ms. Rosar’s employment and her separation can be found under “Employment Agreements.” Ms. Rosar’s base salary for 2019 and 2018 was $266,500 and $260,000, respectively, and she was eligible for a discretionary performance bonus. Ms. Rosar did not receive a bonus for services performed for the year ended December 31, 2019 as she resigned in March 2019; however she did receive a $65,000 cash bonus performance for services performed during the year ended December 31, 2018, a $5,000 bonus in June 2018 plus a one-time supplemental cash bonus of $65,000 for services performed during the year ended December 31, 2018.

Robert Jakobs served as our Vice President of Finance/ Controller from April 1, 2019 until September 20, 2019. Prior to his resignation, he was compensated in accordance with his offer letter and other benefits consistent with those provided to members of management. The details of the agreement relating to Mr. Jakobs’ employment and his separation can be found under “Employment Agreements.” Mr. Jakobs base salary for 2019 was $220,000 and he was eligible for a discretionary performance bonus. Mr. Jakobs did not receive a bonus for services performed for the year ended December 31, 2019 as he resigned in September 2019.

Outstanding Equity Awards at Fiscal Year-End (December 31, 2019)

	Option Awards					Stock Awards
								Market
	Number of		Number of			Number of		value of
	securities		securities			shares or		shares or
	underlying		underlying			units of		units of
	unexercised		unexercised	Option	Option	stock that		stock that
	options/		options/	exercise	expiration	have not		have not
Name and Principal Position	exercisable		unexercisable	price	date	vested		vested
Jeffrey Wolf	10,000	(1)	—	$86.20	06/11/2024	—		—
Chairman and	1,251	(2)	—	$45.30	1/12/2025	—		—
Chief Executive Officer	9,406	(3)	—	$24.70	1/11/2026	—		—
	5,495	(4)	2,005	$8.60	12/30/2026	—		—
	9,128	(5)	3,373	$8.70	1/03/2027	6,250	(6)	3,000	(6)
	28,544	(7)	31,016	$3.97	1/07/2028	20,250	(8)	$9,720	(8)
	400,000	(9)	400,000	$1.06	1/02/2029	400,000	(10)	$192,000	(10)
	—		—	0.46	12/30/2029	450,000	(11)	$216,000	(11)

Jeff T. Hutchins	14,583	(12)	5,417	$8.70	1/03/2027	—		—
Chief Scientific Officer and	6,458	(13)	3,542	$6.60	6/28/2027	—		—
Chief Operating Officer	14,206	(14)	15,442	$3.97	1/08/2028	—		—
	178,430	(15)	178,430	$1.06	1/02/2029	71,570	(16)	$34,354	(16)

Ann A. Rosar	1,000	(17)	—	$45.30	1/12/2025	—		—
Former Vice President of	489	(18)	—	$24.70	1/11/2026	—		—
Finance, Controller	1,500	(19)	—	$6.60	4/5/2026	—		—
and Secretary	3,791	(20)	—	$8.70	1/03/2027	—		—
	1,093	(21)	—	$6.60	6/28/2027	—		—
	1,930	(22)	4,688	$3.97	1/08/2028	—		—

William L. Ostrander	4,687	(23)	70,313	$0.52	9/25/2029	—		—
Vice President of
Finance and Secretary

———————

(1)	All shares are fully vested as of January 2016.
(2)	All shares are fully vested as of December 2018.
(3)	All shares are fully vested as of December 2019.
(4)	Issued on December 30, 2016, these options vest over a four-year period and fully vested in January 2020.
(5)	Issued on January 3, 2017, these shares vest over a 46-month period and will be fully vested in January 2021.
(6)

Issued on January 3, 2017, 3,125 restricted stock units vested January 3, 2018; 3,125 restricted stock units vested January 3, 2019; 3,125 restricted stock units vest January 3, 2020, and 3,125 restricted stock units vest January 3, 2021. Market value based on closing price of the common stock of $0.48 on December 31, 2019.

(7)	Issued on January 7, 2018, these shares vest over a 46-month period and will be fully vested in January 2022.
(8)

Issued on January 7, 2018, 10,125 restricted stock units vested January 8, 2018; 10,125 vested January 8, 2019; 10,125 vest January 7, 2020; and 10,125 vest January 8, 2021. Amount represents the value of shares at December 31, 2019. Market value based on closing price of the common stock of $0.48 on December 31, 2019.

(9)	Issued on January 2, 2019, 400,000 shares vested on January 2, 2019; 240,000 shares vest January 2, 2020; 80,000 shares vest January 2, 2021; and 80,000 shares vest January 2, 2022.
(10)

Issued on January 2, 2019, 400,000 restricted stock units vested January 2, 2019; 240,000 vest January 2, 2020; 80,000 vest January 2, 2021; and 80,000 vest January 2, 2022. Market value based on closing price of the common stock of $0.48 on December 31, 2019.

(11)

Issued on December 30, 2019, 450,000 restricted stock units vested December 30, 2019; 270,000 vest December 30, 2020; 90,000 vest December 30, 2021; and 90,000 vest December 30, 2022. Market value based on closing price of the common stock of $0.48 on December 31, 2019.

(12)	Issued on January 3, 2017, these shares vest over a 46-month period and will be fully vested in January 2021.
(13)	Issued on June 28, 2017, these shares vest over a 46-month period and will be fully vested in May 2021.
(14)	Issued on January 7, 2018, these shares vest over a 46-month period and will be fully vested in January 2022.
(15)	Issued on January 2, 2019, 178,430 shares vested on January 2, 2019; 107,058 shares vest January 2, 2020; 35,686 shares vest January 2, 2021; and 35,686 shares vest January 2, 2022.
(16)

Issued on January 2, 2019, 71,570 restricted stock units vested January 2, 2019; 42,942 vest January 2, 2020; 14,314 vest January 2, 2021; and 14,314 vest January 2, 2022. Market value based on closing price of the common stock of $0.48 on December 31, 2019.

(17)	Issued January 12, 2015, these shares vest over a four-year period and were fully vested in January 2019.
(18)	Issued January 11, 2016, these shares vest over a four-year period and 489 shares fully vested through the period of resignation March 2019.
(19)	Issued April 15, 2016, these shares vest over a four-year period and 1,500 shares fully vested through the period of resignation in March 2019.
(20)	Issued January 3, 2017, these shares vest over a 46-month period and 3,791 shares fully vested through the period of resignation March 2019.
(21)	Issued June 28, 2017, these shares vest over a 46-month period and 1,093 shares fully vested through the period of resignation March 2019.
(22)	Issued January 7, 2018, these shares vest over a 46-month period and 1,930 shares fully vested through the period of resignation March 2019.
(23)	Issued September 25, 2019, these shares vest over a 48-month period and will be fully vested in September 2023.

The chart above does not include the grant on January 2, 2020 of (i) restricted stock awards for 1,980,000 issued to Mr. Wolf which vest 50% on grant date, 30% on the one year anniversary of the grant date, 10% shall vest on the two-year anniversary of the grant date, and the remaining 10% shall vest on the three-year anniversary of the grant date and expire (10) years from the date of the grant, unless terminated earlier; (ii) options exercisable for 150,000 shares of common stock issued to each Dr. Monahan and Mr. Smith. The chart above also does not include options exercisable for 500,000 shares of common stock issued to Dr. Hutchins on March 12, 2020 and options exercisable for 150,000 shares of common stock issued to Mr. Ostrander on March 12, 2020. The chart does not include options to purchase 2,000,000 shares of our common stock issued to Jeffrey Wolf on July 28, 2020 pursuant to a contractual obligation in his employment agreement, which options fully vested upon issuance.

Employment Agreements

On December 18, 2009, we entered into an employment agreement with Jeffrey Wolf to act as our Chief Executive Officer, which agreement was amended on November 22, 2011, and further amended on each of January 20, 2014, January 11, 2016, January 1, 2017 and January 2, 2020. Mr. Wolf receives an annual base salary of $440,406 per year. He also may receive, at the sole discretion of the board, an additional cash performance-based bonuses equal to up to 50% of his then outstanding base salary at the end of each year and a discretionary equity award, with the actual amount of his bonus to be increased or decreased in the sole discretion of the Board of Directors. In addition, he is to receive certain options to purchase 2% of our fully diluted equity at an exercise price equal to the then current market price if our stock is traded on a nationally recognized exchange or Nasdaq and our market capitalization is at least $250 million for at least 5 days, which milestone has been met. If Mr. Wolf’s employment contract is terminated for death or disability (as defined in the agreement), he (or his estate in the event of death) will receive six month’s severance. If Mr. Wolf’s employment is terminated by us other than for cause, he will receive 12 month’s severance. In addition, if Mr. Wolf’s employment is terminated by us other than for cause all restricted shares, common stock and options to purchase common stock that would have vested shall immediately vest. Mr. Wolf will not be entitled to any additional severance in the event he is terminated for cause or voluntarily resigns. Under his employment agreement, Mr. Wolf has also agreed to non-competition provisions.

On January 2, 2017, we approved the entry for a four-year employment agreement, effective as of January 1, 2017, with Jeff T. Hutchins, Ph.D., which agreement was amended on June 29, 2017, January 1, 2018, January 1, 2019 and January 2, 2020 (collectively, the “Hutchins Employment Agreement”), who was initially appointed to serve as the Chief Scientific Officer and Senior Vice President of Pre-Clinical Development of the Company. Pursuant to the Hutchins Employment Agreement that was amended on June 29, 2017, Dr. Hutchins was appointed to serve as both Chief Scientific Officer and Chief Operating Officer. Pursuant to the Hutchins Employment Agreement, as amended, Dr. Hutchins is entitled to an annual base salary of $353,676 and will be eligible for a cash performance bonus equal to approximately 30% of his then outstanding base salary at the end of each year in addition to an equity bonus in the sole discretion of Board, with the actual amount of any such bonus increased or decreased in the sole discretion of the Board. If Dr. Hutchins’ employment is terminated for any reason, he or his estate as the case may be, is entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Hutchins Accrued Obligations”); provided, however, that if his employment is terminated by us without Just Cause (as defined in the Hutchins Employment Agreement) then in addition to paying the Hutchins Accrued Obligations, (i) we shall continue to pay his then current base salary for a period of six (6) months; and (ii) the vesting on all unvested options shall be accelerated so that all options shall become fully vested. If his employment is terminated within one year of a Change of Control (as defined in our Amended and Restated 2014 Stock Incentive Plan), he will be paid his then current base salary for a period of nine (9) months.

Effective September 24, 2019, Mr. Ostrander became our Vice President of Finance and Secretary. Pursuant to our offer letter, as amended on January 2, 2020 Mr. Ostrander is entitled to an annual base salary of $226,600 and is eligible to receive an annual bonus of up to 20% of his annual salary. In addition, Mr. Ostrander was granted 75,000 incentive stock options to purchase shares of common stock that vests pro rata over four (4) years. Mr. Ostrander will also be eligible for other benefits consistent with those received by our other executives.

On April 5, 2016, we entered into a four-year employment agreement with Ann A. Rosar to serve as our Vice President of Finance, Controller and Corporate Secretary, which agreement was amended on January 1, 2017, June 29, 2017 and January 1, 2018 (collectively, the “Rosar Employment Agreement”). Pursuant to the Rosar Employment Agreement, as amended, Ms. Rosar received an annual base salary of $266,500 and was eligible for a discretionary performance bonus. In addition, Ms. Rosar’s agreement provided that if her employment was terminated for any reason, she or her estate as the case may be, would be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by her to the extent not previously paid (“Rosar Accrued Obligations”); provided, however, that if her employment was terminated without Just Cause (as defined in the employment agreement) or by Ms. Rosar for Good Reason (defined as a material breach of the terms of the employment agreement by us, which breach is not cured within thirty (30) days) then in addition to paying the Accrued Obligations, we were obligated to continue to pay her then current base salary for a period of four (4) months.

Ms. Rosar resigned as our Vice President of Finance and on March 7, 2019, we entered into an agreement pursuant to which, among other things, she was retained as our consultant, effective as of April 30, 2019 through December 31, 2019. In consideration of her continued services as a consultant, Ms. Rosar was paid her current monthly employee compensation for services performed for the month of April, an hourly rate thereafter for providing consulting services, will receive payment for unused paid time off and all vested options at the expiration of her provision of services will terminate five years from the date of grant (subject to her execution of a general release).

From April 1, 2019 until September 20, 2019, Robert J. Jakobs, served as our Vice President of Finance and Secretary. Mr. Jakobs joined our company on March 4, 2019 as Controller. Pursuant to our offer letter with Mr. Jakobs, Mr. Jakobs was entitled to an annual base salary of $220,000 and was eligible to receive an annual bonus of up to 20% of his annual salary. In addition, Mr. Jakobs was granted 75,000 incentive stock options to purchase shares of common stock vesting pro rata over four (4) years. Mr. Jakobs was also be eligible for other benefits consistent with those received by our other executives. On September 20, 2019, we entered into a separation agreement with Mr. Jakobs providing for, among other things, termination of Mr. Jakobs’ employment as the Company’s Vice President of Finance and a severance benefit equal to one months’ payment.

OTHER INFORMATION REGARDING THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of July 9, 2020, or as otherwise set forth below, with respect to the beneficial ownership of our common stock (i) all persons know to us to be the beneficial owners of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and our executive officer named in the Summary Compensation Table, and (iii) all of our directors and our executive officer as a group. As of July 9, 2020, we had 118,561,978 shares of common stock outstanding.

Principal Stockholders Table

Unless otherwise indicated the mailing address of each of the stockholders below is c/o Heat Biologics, Inc., 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560. Except as otherwise indicated, and subject to applicable community property laws, except to the extent authority is shared by both spouses under applicable law, the Company believes the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

				Total
				Number of
			Shares	Shares
	Common		subject to	Beneficially	Percentage
Name of Beneficial Owner	Stock		Options (1)	Owned	Ownership
Executive Officers & Directors
Jeff T. Hutchins (Chief Scientific Officer and Chief Operating Officer)	143,140	(2)	394,210	537,350	*
John Monahan, Ph.D. (Director)	516		220,018	220,534	*
William L. Ostrander (Vice President of Finance and Secretary)	—		35,937	35,937	*
John K. A. Prendergast, Ph.D. (Director)	700,000	(3)	41,059	741,059	*
Ann A. Rosar (Former Vice President of Finance, Controller and Secretary)	51,539	(4)	64,088	115,627	*
Robert Jakobs (Former Vice President of Finance)	—		—	—	*
Edward Smith (Director) (5)	104,305		219,257	323,562	*
Jeffrey Wolf (Chairman of the Board of Directors, Chief Executive Officer and President) (6)	3,897,174	(7)	739,354	4,636,528	3.9%

All Executive Officers and Directors, as a group (8 persons)	4,896,674		1,713,923	6,610,597	5.5%

———————

*   less than 1%

(1)	Represents shares subject to options that are currently vested and options that will vest and become exercisable within 60 days of July 9, 2020.
(2)	Includes 28,628 unvested shares received pursuant to a restricted stock award granted in January 2019.
(3)	Includes 260,000 unvested shares received pursuant to restricted stock awards granted in January 2019 and January 2020 that are subject to forfeiture.
(4)	Includes a 89,430 Restricted Stock Award granted January 2019 of which 44,715 was forfeited and 6,824 owned by Ms. Rosar.

(5)

Includes 103,304 shares of common stock owned by Aristar Capital Management, LLC, an entity of which Mr. Smith is the managing member and exercises investment discretion. Mr. Smith disclaims beneficial ownership of the 103,304 shares of common stock, except to the extent of any pecuniary interest (as defined in Rule 16a–1(a)(2) promulgated under the Exchange Act) that he may have in such entities.

(6)

Includes 77,172 shares of common stock held by Orion Holdings V, LLC and 71,620 shares of common stock held by Seed-One Holdings VI, LLC, entities for which Mr. Wolf serves as the managing member. Mr. Wolf is deemed to beneficially own the shares held by such entities as in his role as the managing member he has the control over the voting and disposition of any shares held by these entities. Does not include 26,468 shares of common stock beneficially owned by Mr. Wolf’s children’s trust of which Mr. Wolf is not the trustee. Mr. Wolf disclaims beneficial ownership of these shares except to the extent of any pecuniary interest (as defined in Rule 16a – 1(a)(2) promulgated under the Exchange Act) that he may have in such entities. In addition, if our company is traded on a recognized national exchange or Nasdaq while Mr. Wolf is employed by us and the market capitalization of our company is in excess of $250 million for at least five consecutive trading days, then Mr. Wolf will be entitled to receive an additional stock option equal to 2% of the then outstanding shares of our common stock, at an exercise price equal to the then current market price as determined in good faith by the board. Does not include options to purchase 2,000,000 shares of common stock issued to Jeffrey Wolf on July 28, 2020 pursuant to the terms of his employment agreement that fully vested immediately upon grant.

(7)	Includes 1,600,000 unvested shares received pursuant to restricted stock awards granted in January 2018, January 2019, December 2019, and January 2020 that are subject to forfeiture.

NO DISSENTERS’ RIGHTS

The corporate actions described in this proxy statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Pursuant to our charter, our Audit Committee shall review on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions” as required by of Nasdaq Rule 4350(h). For purposes of the Audit Committee Charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

The following is a summary of transactions since January 1, 2018 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than five percent of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this proxy statement entitled 2019 Director Compensation and Executive Compensation.

On April 28, 2017, we consummated the acquisition of 80% of the outstanding equity of Pelican Therapeutics, Inc. (”Pelican”) a related party, and Pelican became our majority owned subsidiary as contemplated by the Stock Purchase Agreement (the “Purchase Agreement”) that we entered into with Pelican, and certain stockholders of Pelican including Jeffrey Wolf, our Chief Executive Officer and a director, and John Monahan and Edward Smith, two of our directors. Pursuant to the terms of the Purchase Agreement, we have made and are obligated to make certain payments to the Pelican stockholders based on the achievement of certain clinical and commercialization milestones. On June 22, 2020, we achieved the first milestone when we dosed the first patient in the first Phase 1 clinical trial of PTX-35. In July 2020, we paid the stockholders of Pelican aggregate milestone payments of $2.0 million, which included a payment to Jeffrey Wolf, John Monahan and Edward Smith of $408,318, $5,948 and $34,588, respectively for each of their respective shareholder percentage of the total payout.

Compensation paid to our executive officers during 2018 and 2019, equity awards granted to our executive officers and directors during 2018, 2019 and 2020, as well as the terms of our consulting arrangement with Ann Rosar are disclosed under the sections of this proxy statement entitled 2019 Director Compensation and Executive Compensation.

Indemnification Agreements

Our third amended and restated certificate of incorporation contains provisions limiting the liability of directors and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. In addition, we have entered and expect to continue to enter into agreements to indemnify our directors.

Independence of the Board of Directors

The board of directors undertook a review of the independence of the members of the board of directors and considered whether any director has a material relationship with our company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the board of directors has determined that all of our current directors, except Mr. Wolf, due to his position as President and Chief Executive Officer of our company, is “independent” as that term is defined under the rules of Nasdaq. As a result, Dr. Monahan, Dr. Prendergast and Mr. Smith are deemed to be “independent” as that term is defined under the rules of Nasdaq. See the section of this Annual Report on Form 10-K entitled “Item 10. Directors, Executive Officers and Corporate Governance.”

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of Heat knows of no other matters to be presented for stockholder action at the 2020 Annual Meeting. However, other matters may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the 2020 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to Heat will be voted in accordance with the recommendation of the Board of Directors.

ANNUAL REPORT/FORM 10-K

Heat’s 2019 Annual Report on Form 10-K for the year ended December 31, 2019 to its stockholders is being mailed to certain stockholders concurrently with this proxy statement. Copies of the Company’s Annual Report on Form 10-K as filed with the SEC and any amendments thereto may be obtained without charge by writing to Heat Biologics, Inc., 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.heatbio.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Heat stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Heat Biologics, Inc., Attention: Corporate Secretary, 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560 or by calling us at (919) 240-7133. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Stockholders who intend to present proposals at the 2021 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than March 31, 2021. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2021 proxy materials.

The Company’s Bylaws provide that the nomination of persons for election to the Board and the proposal of business to be considered by stockholders may be made at the annual meeting as set out in the Company’s notice of such meeting, by or at the direction of the Board or by any stockholder of the Company who is entitled to vote at the meeting on such nomination or other proposal, and who, in the case of a holder of common stock, complies with certain notice procedures. Any holder of common stock proposing to nominate an individual for election to the Board or proposing business to be considered by the Company’s stockholders at an annual meeting must give written notice and certain information to the Corporate Secretary of the Company generally not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting (however, if we hold the 2021 Annual Meeting of Stockholders on a date that is not within 30 days before or 70 days after such anniversary date, we must receive the notice no earlier than 120 days prior to such annual meeting and no later than 90 days prior to such annual meeting or 10 days after the day on which public announcement of the date of such meeting is first made by us we announce it publicly). As a result, stockholders who intend to present proposals at the 2021 Annual Meeting of Stockholders under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Bylaw requirements, no earlier than the close of business on April 23, 2021, and no later than the close of business on May 23, 2021.

All proposals should be addressed to the Corporate Secretary, Heat Biologics, Inc., 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560.

By order of the Board of Directors,

Jeffrey Wolf
Chairman, Chief Executive Officer and President

Durham, North Carolina

July 29, 2020

APPENDIX A

AMENDMENT NO. 3 TO THE

HEAT BIOLOGICS, INC.

2018 STOCK INCENTIVE PLAN

This amendment (the “Amendment”) to the Heat Biologics, Inc. 2018 Stock Incentive Plan (the “Plan”), is hereby adopted this 22nd day of July, 2020, by the Board of Directors (the “Board”) of Heat Biologics, Inc. (the “Company”).  All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Plan.

WITNESETH:

WHEREAS , the Company adopted the Plan for the purposes set forth therein; and

WHEREAS , pursuant to Section 15 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to stockholder approval; and

WHEREAS , the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED , that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1.

Section 4(a) of the Plan is hereby amended by increasing the share references in such section by an additional 15,000,000 shares of common stock to 27,000,000 shares of common stock, so that Section 4(a) reads in its entirety as follows:

“(a)   Shares Available for Awards . The maximum aggregate number of shares of Company Stock reserved for issuance under the Plan (all of which may be granted as Incentive Stock Options) shall be Twenty Seven Million (27,000,000) shares. Shares reserved under the Plan may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. The Compensation Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.”

2.

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being Amendment No. 3 to the Heat Biologics, Inc. 2018 Stock Incentive Plan, as adopted by the Board on July 22, 2020, and approved by the Company’s stockholders on August 21, 2020.

HEAT BIOLOGICS, INC.

By:
Name:	Jeffrey Wolf
Title:	Chairman, President and Chief Executive Officer

A-1

HEAT BIOLOGICS, INC. 627 DAVIS DRIVE, SUITE 400 MORRISVILLE, NORTH CAROLINA 27560

SUBMIT PROXY BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 20, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUBMIT BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 20, 2020. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

A-1

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☐	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following:						number(s) of the nominee(s) on the line below.

1.	Election of Directors		☐	☐	☐

Nominees:

	01 Jeffrey Wolf	02 John Monahan, Ph.D.		03 Edward B. Smith, III		04 John K.A. Prendergast, Ph.D.

The Board of Directors recommends you vote FOR the proposals 2 and 3.						For	Against	Abstain

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2020.					☐	☐	☐

3.

To approve an amendment to our 2018 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan by an additional 15,000,000 shares of common stock.

						☐	☐	☐

NOTE : To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Form 10-K are available at www.proxyvote.com
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

HEAT BIOLOGICS, INC. 2020 Annual Meeting of Stockholders August 21, 2020 10:00 A.M. Eastern Time This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Jeffrey Wolf and William Ostrander, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HEAT BIOLOGICS, INC. that the undersigned is entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 10:00 A.M., Eastern Time, on August 21, 2020, at the offices of the Company, 627 Davis Drive, Suite 400, Morrisville, North Carolina 27560, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side